UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 4, 2017

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On August 4, 2017, IBM received notification of an unsolicited “mini-tender” offer by Baker Mills Inc. (“Baker”) to purchase up to 10,000 shares, or approximately 0.0011 percent of the outstanding common stock of IBM as of June 30, 2017, at a price of $130.00 per share in cash. Baker’s offer price is approximately 10.53 percent less than the $145.30 closing price of IBM’s common stock on August 1, 2017, the last trading day before the mini-tender offer commenced.

IBM does not endorse Baker’s mini-tender offer and recommends that IBM stockholders do not tender their shares in response to the offer because the offer is at a price below the current market price for IBM’s shares. According to Baker’s offer documents, IBM stockholders may not withdraw their tenders once made. IBM urges stockholders to obtain current market quotes for their shares, to review the conditions to Baker’s mini-tender offer, to consult with their brokers or financial advisors and to exercise caution with respect to this mini-tender offer. IBM is not associated with Baker, its mini-tender offer or the offer documentation.

Mini-tender offers are designed to seek to acquire less than 5 percent of a company’s outstanding shares, thereby avoiding many disclosure and procedural requirements of the Securities and Exchange Commission (“SEC”) that apply to offers for more than 5 percent of a company’s outstanding shares. As a result, mini-tender offers do not provide investors with the same level of protection as provided by larger tender offers under United States federal securities laws.

The SEC has cautioned investors about these offers, noting that “[s]ome bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price.” The SEC’s Tips for Investors regarding mini-tender offers may be found on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

IBM encourages brokers and dealers, as well as other market participants, to review the SEC’s letter regarding broker-dealer mini-tender offer dissemination and disclosures at www.sec.gov/divisions/marketreg/minitenders/sia072401.htm and NASD’s Notice to Members 99-53, issued July 1999, regarding guidance to members forwarding mini-tender offers to their customers, which can be found at www.finra.org/web/groups/industry/@ip/@reg/@notice/documents/notices/p004221.pdf.

IBM requests that a copy of this 8-K be included with all distributions of materials relating to Baker’s mini-tender offer.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 7, 2017

	By:	/s/ Christina M. Montgomery
Christina M. Montgomery
Vice President and Secretary